Exhibit 10.29

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (“Agreement”) is made as of May 14, 2018 by and between the following parties in Beijing, China.

Party A:                                Wuhan Douyu Culture Network Technology Co., Ltd.

Registered Address: No.007, Room A301, 3rd Floor, Building B1, Software Industry Phase 4.1, No.1 Software Park East Road, East Lake New Technology Development Zone, Wuhan (Wuhan Free Trade Zone)

Party B:                                Wuhan Douyu Internet Technology Co. Ltd.

Registered Address: 11th floor, Building B1, Software Industry Phase 4.1, No.1 Software Park East Road, East Lake Development Zone, Wuhan

Party A and Party B are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS:

1.                                               Party A is a wholly foreign-owned enterprise incorporated in the People’s Republic of China (“PRC”) with resources necessary for the provision of technical services and business consulting services;

2.                                               Party B is a domestic company incorporated in the PRC, mainly engaging in game video program editing, processing and transmission (including live broadcast, broadcast and on demand, etc.), and technical research and development, information technology consulting services related to the aforesaid business.

3.                                               Party A agrees to utilize its human resources, technology and information advantages to provide exclusive technical services, technical consulting and other services, the specific scope of which is stated below, to Party B, and Party B agrees to accept such services provided by Party A or the party designated by Party A in accordance with this Agreement.

NOW, THEREFORE, Party A and Party B agree as follows upon negotiation:

1.                                               Provision of Services by Party A

1.1                              Pursuant to the terms and conditions of this Agreement, Party B hereby engages Party A as the exclusive service provider to provide comprehensive business support, technical services and consulting services, which specifically include all or part of services within the business scope of Party B as Party A may from time to time determine, including but not limited to technical services, network support, business consulting, intellectual property license, device or leasing, marketing consultation,  system integration, product R&D and system maintenance (“Services”), during the term of this Agreement.

1.2                              Party B agrees to accept the consultation and services provided by Party A. Party B further agrees that, except with prior written consent of Party A, during the term hereof, Party B shall neither directly or indirectly accept any identical or similar consultation and/or services provided by, nor cooperate with, any third party, with respect to the matters stated herein. Party A may designate other party, which may enter into a certain agreement described in Article 1.3 hereof with Party B, to provide the consultation and/or services hereunder to Party B.

1.3                              Service Provision Method

1.3.1                              Party A and Party B agree that during the term hereof, the Parties may, directly or through their respective affiliates, enter into other technical services agreements and consultation service agreements, so as to specify the specific content, method, personnel and charge of certain technical services and consulting services.

1.3.2                              In order to perform this Agreement, Party A and Party B agree that during the term hereof, the Parties may, directly or through their respective affiliates, enter into license agreement(s) for intellectual property rights (including without limitation, software copyright, trademark, patent, know-how).

1.3.3                              In order to perform this Agreement, Party A and Party B agree that during the term hereof, the Parties may, directly or through their respective affiliates, enter into device, office or asset leasing agreements.

1.3.4                              Party A may at its sole discretion subcontract part of the Services which shall be provided to Party B hereunder to a third party.

2.                                               Calculation, Payment Terms of Service Fee; Financial Statements, Audit and Tax

2.1                              The Parties agree that with respect to the Services provided by Party A, Party B shall pay 100% of its monthly net revenue on a consolidated basis to Party A as service fee (“Service Fee”). The Service Fee shall be paid on a monthly basis. During the term of this Agreement, Party A shall be entitled to adjust the said Service Fee at its sole discretion without Party B’s consent. Party B shall (a) provide the management statement and operational data of Party B of the month to Party A, specifying the net revenue on a consolidated basis of Party B of that month (“Monthly Net Revenue”); and (b) pay 100% of its monthly net revenue on a consolidated basis to Party A (“Monthly Payment”). Upon receipt of the management statement and operational data, Party A shall issue the corresponding invoice for technical Service Fee to Party B within seven (7) days. Party B shall pay the amount indicated on the invoice within seven (7) days upon receipt of the invoice. All payments shall be transferred into the bank account designated by Party A by means of remittance or other means agreed by the Parties. The Parties agree that Party A may change such payment instructions by giving a notice to Party B from time to time, and Party B shall accept such arrangement.

2.2                              Within 90 days upon the end of each fiscal year, Party B shall (a) provide Party A with the audited financial statements of Party B of the fiscal year which shall be audited and certified by an independent Certified Public Accountant approved by Party A; and (b) pay the difference to Party A, if there is any deficiency between the audited financial statements and the aggregate of Monthly Payments made by Party B to Party A in such fiscal year.

2.3                              Party B shall prepare the financial statements in compliance with Party A’s requirements per laws and business practices.

2.4                              Upon five (5) business days’ advance written notice of Party A, Party B shall allow Party A and/or its designated auditor to audit relevant books and records of Party B and copy such books and records as necessary in the principal office place of Party B, so as to verify the accuracy of the revenue amount and the statements of Party B.

2.5                              The Parties shall be responsible for their own taxes arising out of the performance of this Agreement.

3.                                               Intellectual Property Rights, Confidentiality Clause and No Competition

3.1                              Party A shall have sole, exclusive and proprietary, rights and interests in and to all rights, ownership, interest and intellectual property rights arising from or created by the performance of this Agreement, including but not limited to copyright, patent, patent application, trademark, software, know-how, trade secret and others, whether developed by Party A or Party B.

3.2                              The Parties acknowledge that any oral or written information exchanged with respect to this Agreement shall be confidential information. Each Party shall keep in confidential all such information, and without written consent of the other Party, it shall not disclose any relevant information to any third party except under the following circumstances: (a) where such information is or becomes known by the general public (for reasons other than the disclosure to the public by the Party receiving such information); (b) where the disclosure of such information is required by applicable laws or stock exchange rules or regulations, or by order of governmental authority or court; or (c) where a Party discloses such information on a “need-to-know” basis for the purpose of the transaction contemplated herein to its shareholder, director, employee, legal or financial advisor which is also bound by the confidentiality obligation similar to that provided in this Article. The disclosure of any confidential information by the staff or organization hired or engaged by a Party shall be deemed as the disclosure of such confidential information by such Party, and such Party shall be held liable for breach of this Agreement. This Article shall survive the termination of this Agreement for whatsoever reason.

3.3                              Without prior written permission of Party A, Party B shall neither directly or indirectly engage in any business in the PRC in competition with Party A’s business, including investment in any entity engaging in any business in competition with Party A’s business, nor engage in any business beyond the scope agreed by Party A in writing.

3.4                              The Parties agree that this Article shall survive the change, annulment or termination of this Agreement.

4.                                               Representations and Warranties

4.1                              Party A represents and warrants that:

4.1.1                              It is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC laws;

4.1.2                              Its execution and performance of this Agreement is within its corporate capacity and business scope; and it has taken necessary corporate action and been duly authorized and has obtained consents and approvals from the third party and the government authority, and violates no legal or other restrictions binding upon or affecting it.

4.1.3                              This Agreement constitutes its legal, valid and binding obligations enforceable against it in accordance with terms of this Agreement.

4.2                              Party B represents and warrants that:

4.2.1                              It is a company duly incorporated and validly existing under the PRC laws.

4.2.2                              Its execution and performance of this Agreement is within its corporate capacity and business scope; and it has taken necessary corporate action and been duly authorized and has obtained consents and approvals from the third party and the government authority, and violates no legal or other restrain binding upon or affecting it.

4.2.3                              This Agreement constitutes its legal, valid and binding obligations enforceable against it in accordance with terms of this Agreement.

5.                                               Effectiveness and Term

5.1                              This Agreement is signed on the date first written above and shall take effect ten (10) business days thereafter. This Agreement shall be valid for 10 years, unless terminated pursuant to this Agreement or any other agreement otherwise signed by the Parties.

5.2                              Where Party A does not terminate the cooperation hereunder by giving a written notice to Party B at least 30 days prior to the expiry of this Agreement, this Agreement shall automatically extend for 10 years, and so on, without limitation on times of extension. Party B shall unconditionally accept such extended term.

6.                                               Termination

6.1                              This Agreement shall terminate on the expiry date unless it is extended in accordance with relevant provisions hereof.

6.2                              During the term hereof, Party B shall in no case terminate this Agreement before the expiry date. However, Party A may terminate this Agreement at any time after giving a written notice to Party B thirty (30) days in advance.

6.3                              Upon the termination of this Agreement, the rights and obligations of the Parties under Articles 3, 7, 8 and 9 shall continue in full force and effect.

6.4                              Neither the early termination nor the expiration of this Agreement for whatsoever reason may exempt either Party from all payment obligations (including without limitation, for the Service Fee) hereunder due before the termination date or the expiration date hereof, or any liability for breach of contract arising before the termination of this Agreement. The Service Fee payable accrued before the termination of this Agreement shall be paid to Party A within fifteen (15) business days as of the termination hereof.

7.                                               Governing Law , Dispute Resolution and Changes in Law

7.1                              The execution, validity, interpretation, performance, amendment and termination of this Agreement and the resolution of dispute hereunder shall be governed by the PRC laws officially published and publicly available. International legal principles and practices shall apply to the matters on which the PRC laws officially published and publicly available are silent.

7.2                              Any dispute arising out of the interpretation and performance of this Agreement shall be resolved by the Parties through good-faith negotiation. In case that the Parties fail to resolve such dispute within 30 days as of the request of a Party for resolution through negotiation, either Party then may submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in force. The arbitration shall take place in Beijing and the language of arbitration shall be Chinese. The arbitration award shall be final and binding upon the Parties. The arbitral tribunal may rule on compensating or offsetting Party A’s loss caused by the breach of contract of the other Party hereto with respect to Party B’s equity interest, asset or property interest, decide on injunctive relief with respect to business or mandatory asset transfer, or order Party B to go bankrupt. Upon the effectiveness of the arbitral award, either Party may apply with a competent court for enforcement of the arbitration award. When necessary, the arbitration institution may, before the final award on the dispute of the parties, rule that the breaching party immediately ceases the breach or that the breaching party may not act in furtherance of the loss suffered by Party A. The competent courts in Hong Kong, the Cayman Islands or other jurisdiction (including the courts at the domicile of Party B, or the courts at the place where the main assets of Party B or Party A are located, which shall be deemed as competent) shall also be entitled to grant or enforce the award of the tribunal and rule or enforce provisional relief in respect of Party B’s equity interest or property interest, and also make decision or ruling to grant provisional relief to the Party requesting for arbitration pending the composition of the tribunal or in other proper circumstances, such as decision or ruling that the breaching party immediately ceases the breach of contract or that the breaching party may not act in furtherance of the loss suffered by Party A.

7.3                              In case of any dispute arising out of the interpretation and performance of this Agreement, or during the arbitration of any dispute, except for the disputed matter, the Parties shall continue exercising their rights and performing their obligations hereunder.

7.4                              After the date hereof, in the event that at any time, due to the promulgation or change of any PRC laws, regulations or rules, or the change of the interpretation or application of such laws, regulations or rules, the following shall apply: (a) if the change of laws or the newly promulgated regulation is more favorable to either Party than the relevant laws, regulations, decrees or rules effective prior to the date hereof (while the other Party is not thus materially and adversely affected), the Parties shall timely apply for the benefits brought by such change or new regulations. The Parties shall make their best efforts to obtain approval for such application; and (b) where due to the change of the said laws or the newly promulgated regulations, the economic interests of either Party hereunder are directly or indirectly materially and adversely affected, this Agreement shall continue being performed per the original clauses. The Parties shall use all lawful means to obtain exemption from compliance with such change or regulations. If the adverse effect on the economic interests of either Party cannot be resolved per this Agreement, then upon notice of the affected Party to the other Party, the Parties shall timely discuss and make all necessary amendments to this Agreement to maintain the economic interests of the affected Party hereunder.

8.                                               Compensation

Party B shall compensate and keep Party A harmless against any loss, damage, liability or costs incurred by any litigation, claim or other demand against Party A arising out of or in connection with the consultation and services provided by Party A at the request of Party B, unless such loss, damage, liability or cost is incurred due to Party A’s serious negligence or willful misconduct.

9.                                               Notice

9.1                              All notices and other communication required or permitted hereunder shall be sent to the following address of the Party by personal delivery, or registered mail with postage prepaid, commercial courier service or fax. For each notice, a confirmation shall be also be sent via email. Such notice shall be deemed validly served on the date below:

9.1.1                              If given by personal delivery, courier service or registered mail with postage prepaid, on the date of delivery or refusal at the recipient address designated in the notice.

9.1.2                              If given by fax, on the date of successful transmission, as evidenced by an automatically generated confirmation of transmission.

9.2                              For the purpose of notice, the addresses of the Parties shall be as follows:

Party A:                                           Wuhan Douyu Culture Network Technology Co., Ltd.

Address:                                            18th Floor, Building F4, Guanggu Software Park, Guanshan Avenue, Hongshan District, Wuhan, Hubei

Attn.:                                                            Mingming Su

Email:                                                       [             ]

Tel:                                                                      [             ]

Party B:                                           Wuhan Douyu Internet Technology Co. Ltd.

Address:                                            18th Floor, Building F4, Guanggu Software Park, Guanshan Avenue, Hongshan District, Wuhan, Hubei

Attn.:                                                            Mingming Su

Email:                                                       [             ]

Tel:                                                                      [             ]

9.3                             Either Party may change its address for notice at any time upon notice to the other Party per this Article.

10.                                        Assignment

10.1                       Without prior written consent of Party A, Party B may not assign its rights or obligations hereunder to any third party.

10.2                       Party B agrees that Party A may assign its rights and obligations hereunder to any other third party with prior written notice to Party B, without consent of Party B.

11.                                        Severability

Where any provision or several provisions hereof are held to be invalid, illegal or unenforceable in any aspect under any applicable law or regulation, the validity, legality and enforceability of the remaining provisions hereof shall in no way be affected or damaged. The Parties shall, through good-faith negotiation, make efforts to replace such invalid, illegal or unenforceable provisions with valid provisions to the fullest extent permitted by the Laws and meeting expectations of the Parties, and the economic effects produced by such valid provisions shall be close to the economic effects of such invalid, illegal or unenforceable provisions as much as possible.

12.                                        Amendment and Supplement

Any amendment and supplement to this Agreement shall be made in writing. Any amendment and supplementary agreement signed by the Parties shall be an integral part of this Agreement and have same legal effect as this Agreement.

13.                                        Language and Counterpart

This Agreement shall be written in Chinese and made in duplicate, with each Party holding one copy of the same legal effect.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement on the date first written above.

Party A:

Wuhan Douyu Culture Network Technology Co., Ltd. (Seal)

/s/ Seal of Wuhan Douyu Culture Network Technology Co., Ltd.
By:	/s/ Shaojie Chen
Name: Shaojie Chen

Party B:

Wuhan Douyu Internet Technology Co. Ltd. (Seal)

/s/ Seal of Wuhan Douyu Internet Technology Co. Ltd.
By:	/s/ Shaojie Chen
Name: Shaojie Chen